EXHIBIT 4.60

BYLAWS OF LEAR SIEGLER LOGISTICS

BYLAWS
as amended
OF
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.

(hereinafter called the “Corporation”)

ARTICLE I. OFFICES

     Section 1. Registered Office. The registered office shall be in the City of Wilmington, County of New Castle, Delaware.

     Section 2. Other Offices. The Corporation may have offices at such other places either within or without the State of Delaware as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

ARTICLE II. STOCKHOLDERS

     Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly come before the meeting, shall be held on the first day of April each year or, if such date is a legal holiday in the State of Delaware then at the same hour on the first business day thereafter which is not a legal holiday.

     Section 2. Special Meetings. A special meeting of the stockholders may be called at any time by the President or by the Board of Directors, or by the holders of not less than one-third of all the shares entitled to vote as such a meeting.

     Section 3. Place of Meetings. Each annual meeting of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as the Board of Directors may designate in calling such a meeting.

     Section 4. Notice of Meetings. Written notice of each annual and each special meeting of the stockholders shall be given, by or at the direction of the officer or other persons calling the meeting. Such notice shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and such other information as may be required by law. Except as otherwise required by law, a copy thereof shall be delivered personally or mailed in a postage prepaid envelope, not less than ten (10) days, except if the purpose of the meeting is to act on amendment of the Articles of Incorporation or on a reduction of stated capital or on a plan of merger or consolidation in which event such notice shall be mailed not less than 15 days, or more than 50 days before such meeting, to each stockholder of record entitled to vote at such meeting, and if mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to the address designated in such request. Notwithstanding the foregoing, a waiver of any notice herein or by law required, whether before or after the time of the event for which notice was required to be given, shall be the equivalent of the giving of such notice. A stockholder who attends shall be deemed to have had timely and proper notice of the meeting, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned or recessed meeting need not be given.

     Section 5. Quorum. Except as otherwise provided by law, at any meeting of the stockholders of the Corporation, the presence in person or by proxy of the holders of a majority in number of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in voting power of the stockholders present in person or represented by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 6. Organization. At every meeting of the stockholders, the President, or some person appointed by him, or, in the absence of the President, a person chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote, shall act as Chairman of the meeting. The Secretary, or an Assistant Secretary, or, in the discretion of the Chairman, any person designated by him, shall act as secretary of the meeting.

     Section 7. Business and Order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in a waiver of notice thereof, except as otherwise by law or by these Bylaws expressly provided. The order of business at all meetings of stockholders shall be as follows:

     1. Call to order.

     2. Selection of secretary of the meeting.

     3. Determination of quorum.

     4. Appointment of voting tellers.

     5. Nomination and election of directors.

     6. Other business.

     Section 8. Voting. Except as otherwise provided by law or by the Articles of Incorporation, holders of Common Stock shall be entitled to vote upon matters to be voted upon by the stockholders. At each meeting of stockholders held for any purpose, each stockholder of record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his name on the books of the Corporation on the date determined in accordance with Section 10 of this Article, each such share entitling him to one vote.

     Any stockholder entitled to vote may vote either in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder (or by his attorney thereunto duly authorized) and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after eleven months from its date, unless said proxy provides for a longer period.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

     The vote for directors at any such meeting shall be by ballot. In other cases, the voting shall be by voice or by ballot as the Chairman may decide, except that upon demand for a vote on any question or election, made by any stockholder or his proxy present and entitled to vote on such question or election, such vote by ballot shall immediately be taken.

     Section 9. Voting List. The Secretary of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at any such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

     If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any stockholder in person or by proxy, be adjourned until the requirements are complied with.

     Section 10. Record Dates. The Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date when any change or conversion or exchange of capital stock shall go into effect, or in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

     If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof.

     Section 11. Certification of Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, certifying the number and class of shares of the stock of the Corporation owned by him. The President or any Vice President and either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, or any two officers of the Corporation designated by the Board of Directors, shall sign such certificates.

     Section 12. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 13. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 14. Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of the stockholders of the Corporation, or which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of stockholders.

ARTICLE III. DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, and all corporate powers shall be exercised by the Board of Directors, except as otherwise expressly required by these Bylaws, by the Articles of Incorporation, or by law.

     Section 2. Number, Term of Office and Qualifications. Until changed by an amendment to these Bylaws, the number of directors shall be not less than one nor more than fifteen. A Board of Directors shall be elected annually in the manner provided in these Bylaws, and each director shall hold office until the annual meeting next following his election and until his successor shall have been elected, or until his death, resignation or removal. No decrease in the number of directors by amendment to these Bylaws shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders.

     Section 3. Election of Directors. At each meeting of the stockholders for the election of directors, a quorum being present, the election shall be as provided in these Bylaws. If the election of directors shall not be held on the day designated for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

     Section 4. Removal of Directors. Any director may be removed at any time, either with or without cause, by the affirmative vote of three-fourths in voting power of the stockholders of record of the Corporation entitled to elect a successor, given in person or by proxy at a special meeting of such stockholders called expressly for that purpose, at which a quorum shall be present.

     Section 5. Organization. At each meeting of the Board of Directors, a director, chosen by the majority of the directors present, shall act as Chairman. The Secretary of the Corporation, or an Assistant Secretary, or, in the discretion of the Chairman, any person appointed by him, shall act as secretary of the meeting.

     Section 6. Place of Meeting, etc. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine, or (unless contrary to resolution of the Board of Directors), at such place as shall be specified in the respective notices or waivers of notice thereof. Unless otherwise restricted by law or by the Articles of Incorporation, members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     Section 7. Annual Meeting. The Board of Directors may meet, without notice of such meeting, for the purpose of organization, the election of officers and the transaction of other business, on the same day as, at the place at which, and as soon as practicable after each annual election of directors is held. Such annual meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or in a waiver of notice thereof.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as may be fixed from time to time by action of the Board of Directors. Unless required by resolution of the Board of Directors, notification of any such meeting need not be given.

     Section 9. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President, or by any three or more directors, or, at the direction of any of the foregoing, by the Secretary. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the date on which the meeting is to be held; or such notice shall be sent to each director at such place by telegraph, cable, or wireless, twenty-four (24) hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the purposes of the meeting. Notice of any adjourned or recessed meeting of the directors need not be given.

     Section 10. Waivers of Notice of Meetings. Anything in these Bylaws or in any resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including telegraph, cable or wireless) before or after the meeting. A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 11. Quorum and Manner of Acting. A majority of the number of directors at the time fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. The directors shall act only as a Board and the individual directors shall have no power as such.

     Section 12. Resignations. Any director of the Corporation may resign at any time, in writing, by notifying the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. Vacancies. Any vacancy in the Board of Directors, caused by death, resignation, removal, disqualification, or any other cause (other than an increase by more than two (2) in the number of directors), may be filled for the unexpired term by the majority vote of the remaining directors then in office, though less than quorum, at any regular or special meeting of the Board of Directors.

     Section 14. Compensation. Each director who is not a salaried employee of the Corporation, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, and such additional amounts for service upon Committees, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties. Nothing in this section shall preclude any director from serving the Corporation or any subsidiary in any other capacity and receiving proper compensation therefor.

     Section 15. Committees. The Board of Directors, may by resolution adopted by a vote of a majority of the number of directors at the time fixed by these Bylaws, designate two (2) or more of their number as an Executive Committee. While the Board of Directors is not in session, the Executive Committee, if there then be such a committee, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the restrictions hereinafter set out and further subject to such limitations upon its authority as the Board may, from time to time, impose. In no authority to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, to amend these Bylaws, or to elect officers or fix their compensation. The Executive Committee shall have the power to authorize the seal of the

Corporation to be affixed to all papers which may require it.

     In addition to an Executive Committee the Board of Directors may, by resolution of a majority of the directors present at any meeting at which a quorum is present, designate other committee of limited authority, each such committee to consist of two (2) or more directors.

     Unless the Board of Directors by resolution otherwise provides, the Executive Committee and each other committee shall choose its own chairman and secretary. The Executive Committee and each other committee shall record all its acts and proceedings and report the same from time to time to the Board of Directors.

     Regular meetings of any such committee, of which no notice shall be necessary, may be held at such times and in such places as shall be fixed by a majority of the committee. Special meetings of any such committee may be called at the request of any two (2) meetings of the committee. Notice of each special meeting of such a committee shall be given by the persons calling the same as provided by these Bylaws for special meetings of the full Board.

     A majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee. Members of any such committee shall act only as a committee and the individual members shall have no power as such.

     The Board of Directors shall have the power at any time to change the members of, fill vacancies in, and discharge any such committee, either with or without cause. The appointment of any director to any such committee, if not sooner terminated, shall automatically terminate upon the expiration of his term as a director or upon the earlier cessation of his membership on the Board of Directors.

     Section 16. Directors’ Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed before such action by all the directors, or all the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE IV. OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Treasurer, a Secretary, and where elected, one or more Vice Presidents, and the holders of such other offices as may be established in accordance with the provisions of Section 3 of this Article. Any two or more offices may be held by the same person, provided only, that the same person shall not hold the office of both President and Secretary.

     Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors, as soon as practicable after the annual election of directors in each year. Each officer shall hold office until his successor shall have been duly chosen and shall qualify, or until his death, resignation or removal in the manner hereinafter provided.

     Section 3. Subordinate Officers. The Board of Directors may from time to time establish offices in addition to those designated in Section 1 with such duties as are provided in these Bylaws, or as they may from time to time determine.

     Section 4. Removal. Any officer may be removed, either with or without cause, by resolution declaring such removal to be in the best interests of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself, however, create contract rights.

     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. No resignation hereunder, however, or the acceptance thereof by the Board of Directors, shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 7. Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board of Directors or in such manner as it shall determine. No officer shall be prevented from receiving his salary by reason of the fact that he is also a director of the Corporation.

     Section 8. President. The President shall be a director and shall be the chief executive and administrative officer of the Corporation and have general supervision of the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of directors. In general he shall perform all duties incident to the office of President and such other duties as may from time to time be designated to him by the Board of Directors or by any duly authorized committee of directors, and shall have such other powers and authorities as are elsewhere in these Bylaws conferred upon him. The President may preside at all meetings of stockholders and may appoint tellers to oversee the voting of shareholders.

     Section 9. The Vice Presidents. The Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors, or by any duly authorized committee of directors or by the President, and shall have such other powers and authorities as are elsewhere in these Bylaws conferred upon them.

     Section 10. Treasurer. Except as may otherwise be specifically provided by the Board of Directors or any duly authorized committee of directors consistent therewith, the Treasurer shall have the custody of, and be responsible for, all funds and securities of the Corporation; receive and receipt for money paid to the Corporation from any source whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of these Bylaws; regularly enter or cause to be entered in books to be kept by him or under his direction, full and adequate accounts of all money received and paid by him for account of the Corporation; in general, perform all the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors, or by the President; and have such other powers and authorities as are elsewhere in these Bylaws conferred upon him.

     Section 11. Secretary. The Secretary shall act as Secretary of all meetings of the stockholders and of the Board of Directors of the Corporation; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these Bylaws; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation, and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors, or by any duly authorized committee of directors or by the President; and shall have such other powers and authorities as are elsewhere in these Bylaws conferred upon him.

     Section 12. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and by the Secretary, respectively, or by the Board of Directors, or by any duly authorized committee of directors, or by the President; and shall have such other powers and authorities as are elsewhere in these Bylaws conferred upon them.

     Section 13. Certain Officers to Give Bonds. Every officer, agent or employee of the Corporation, who may receive, handle or disburse money for its account or who may have any of the Corporation’s property in his custody or be responsible for its safety or preservation, may be required, in the discretion of the Board of Directors, to give bond, in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in the event of his death, resignation, or removal from office, of all books, papers, vouchers, moneys and other property of whatsoever kind in his custody belonging to the Corporation.

     ARTICLE V. CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     Section 1. Execution of Contracts and Other Documents. The Board of Directors or any duly authorized committee of directors, except as by law or by these Bylaws otherwise required, may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute any deed or other instrument, and any such authority may be general or confined to specific instances. Whenever the Board of Directors, in authorizing or directing the execution of any contract, deed or other instrument, shall fail to specify the officer or other agent or agents who are to execute the same, such contract, deed, or other instrument shall be executed on behalf of the Corporation by the President or any Vice President and, where necessary or appropriate, the corporate seal shall be affixed thereto and attested by the Secretary or any Assistant Secretary.

     Section 2. Loans. Any officer or officers, or agent or agents of the Corporation thereunto authorized by the Board of Directors or by any duly authorized committee of directors, may effect loans or advances at any time for the Corporation, in the ordinary course of the Corporation’s business, from any bank, trust company or other institution or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and when authorized to do so may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors or any duly authorized committee of directors may be general or confined to specific instances.

     Section 3. Checks, Drafts, Withdrawal of Securities, Safe Deposit Boxes, etc. All checks, drafts and other orders for payment of money out of the funds of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any duly authorized committee of directors.

     Section 4. Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board of Directors or any duly authorized committee of directors may from time to time select, or as may be selected by an officer or officers, or agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors.

ARTICLE VI. MISCELLANEOUS

     Section 1. Seal. The corporate seal of the Corporation shall be in such form as may be approved by the Board of Directors.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall begin on January 1 and end on the last day of December.

     Section 3. Inspection of Books. Any person who shall have been a stockholder of record for at least six (6) months immediately preceding his demand or who shall be the holder of record of at least two (2%) percent of all the outstanding shares of the Corporation’s stock, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation’s books and records of accounts, minutes and record of stockholders, and to make extracts therefrom.

     Section 4. Voting of Stock or Other Securities Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation to cast the votes which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments that he may deem necessary or proper in the premises; or the President may himself attend any meeting of the holders of stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of this Corporation as the holder of such stock or other securities of such other corporation.

     Section 5. Indemnification

     A. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     B. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     C. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections A or B, or in defense or any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     D. Any indemnification under subsections A or B (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, (2) by independent legal counsel in a written opinion, or (3) by the stockholders.

     E. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

     F. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in other capacity while holding such office. The indemnification provided by these Bylaws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     G. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

ARTICLE VII. AMENDMENTS

     Section 1. By the Directors. The Board of Directors by a majority vote thereof shall have the power to make, alter, amend or repeal the Bylaws of the Corporation at any regular or special meeting of the Board.

     Section 2. By the Stockholders. All Bylaws shall be subject to amendment, alteration or repeal by the stockholders entitled to vote at any annual or special meeting. The stockholders, at any annual or special meeting, may provide that certain bylaws by them adopted, approved or designated may not be amended, altered or repealed except by a certain specified percentage in interest of the stockholders or by a certain specified percentage in interest of a particular class of stockholders.